Exhibit 10.9(a)
AMENDMENT AND WAIVER TO CREDIT AGREEMENT
This AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “Amendment”), dated as of April 10, 2009, is entered into by and between QAD INC., a Delaware corporation (the “Borrower”), and BANK OF AMERICA, N.A. (the “Lender”).
RECITALS
A. The Borrower and the Lender are party to that certain Credit Agreement dated as of April 10, 2008 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lender has extended certain credit facilities to the Borrower.
B. The Borrower has requested that the Lender agree to certain amendments and waivers with respect to the Credit Agreement, and the Lender has agreed to such request, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement. As used herein, “Amendment Documents” means this Amendment, the Credit Agreement (as amended by this Amendment), and each certificate and other document executed and delivered by the Borrower pursuant to Section 5 hereof.
2. Amendments to Credit Agreement. Subject to the terms and conditions hereof and with effect from and after the Effective Date, the Credit Agreement shall be amended as follows:
(a) Section 1.01 of the Credit Agreement shall be amended at the definition of “Consolidated EBITDA” by deleting the phrase “(iv) charges incurred during such period under Financial Accounting Standard 123R which do not represent a cash item in such period or any future period;” and inserting in its place the following:
“(iv) charges incurred during such period under (1) Financial Accounting Standard 123R and (2) Financial Accounting Standard 142 to the extent comprising goodwill impairment charges, in either case (1) or (2) that do not represent a cash item in such period or any future period;”

(b) Section 7.11(b) of the Credit Agreement shall be amended and restated to read in full as follows:
(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Borrower to be less than the amount set forth below in respect of such date:

Fiscal Quarter Ending:	Minimum Ratio:

January 31, 2008 through January 31, 2009	2.00:1.00

February 1, 2009 through October 31, 2009	1.30:1.00

Thereafter	1.50:1.00
(c) Section 7.11(d) of the Credit Agreement shall be amended by deleting “$10,000,000” and inserting in its place “$5,000,000”.
(d) Exhibit C of the Credit Agreement shall be amended by deleting Schedule 2 and Schedule 3 thereof and inserting in its place that Schedule 2 and Schedule 3 attached hereto as Annex I.
3. Default and Waiver.
(a) For purposes of this Amendment, the “Existing Default” shall mean any Default that may exist on the Effective Date under Section 8.01(b) of the Credit Agreement solely to the extent arising by reason of breach of Sections 7.11(b) and 7.11(d) as of January 31, 2009.
(b) Subject to and upon the terms and conditions hereof and with effect on the Effective Date, the Lender hereby waives the Existing Default.
(c) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Lender’s ability to enforce) any other default or event of default under the Credit Agreement, including without limitation, (i) any default or event of default as may now or hereafter exist and arise from or otherwise be related to (but not otherwise constituting) the Existing Default (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Default), and (ii) any default or event of default arising at any time after the Effective Date and which is the same as or similar to any of the Existing Default.

2

4. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:
(a) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
(b) The execution, delivery and performance by the Borrower of this Amendment and the other Amendment Documents have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.
(c) All representations and warranties of the Borrower contained in Article V of the Credit Agreement are true and correct on and as of the Effective Date after giving effect to this Amendment, except to the extent that any such representation and warranty specifically relates to an earlier date, in which case they shall be true and correct as of such earlier date after giving effect to this Amendment.
(d) The Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Lender or any other Person.
(e) The obligations of the Borrower under the Credit Agreement and each other Loan Document are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.
5. Effective Date. This Amendment will become effective when each of the conditions precedent set forth in this Section 5 has been satisfied (the “Effective Date”):
(i) The Lender shall have received from the Borrower a duly executed original (or, if elected by the Lender, an executed facsimile copy) counterpart to this Amendment.
(ii) The Lender shall have received from the Borrower a certificate signed by the secretary or assistant secretary of the Borrower, dated the Effective Date, in form and substance satisfactory to the Lender, and certifying evidence of the authorization of the execution, delivery and performance by the Borrower of this Amendment.
(iii) The Borrower shall have paid to the Lender all reasonable and documented costs and attorneys’ fees incurred by the Lender in connection with this Amendment and the other Amendment Documents, to the extent invoiced prior to the Effective Date.
(iv) The Lender shall have received, in form and substance satisfactory to it, such additional approvals, consents, documents and other information as the Lender shall reasonably request.

3

6. Reservation of Rights. The Borrower acknowledges and agrees that neither the execution nor the delivery by the Lender of this Amendment shall (a) be deemed to create a course of dealing or otherwise obligate the Lender to execute similar amendments, consents or waivers under the same or similar circumstances in the future or (b) be deemed to create any implied waiver of any right or remedy of the Lender with respect to any term or provision of any Loan Document.
7. Miscellaneous.
(a) Except as expressly amended or modified hereby, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as modified by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.
(b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.
(c) THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTION 9.14 AND SECTION 9.15 OF THE CREDIT AGREEMENT RELATING TO, INTER ALIA, GOVERNING LAW, SUBMISSION TO JURISDICTION, VENUE AND WAIVER OF THE RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH SECTIONS ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party hereto or thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and the receipt by the Lender of a facsimile transmitted document purportedly bearing the signature of the Borrower or one of the other parties hereto, as applicable, shall bind the Borrower or such other party, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Lender to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Lender.
(e) This Amendment contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except by a written agreement executed by the Borrower and the Lender.

4

(f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.
(g) The Borrower covenants to pay to or reimburse the Lender, upon demand, for all reasonable and documented costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery, and enforcement of this Amendment.
(h) This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.
[Remainder of this page intentionally left blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

QAD INC., as the Borrower
By:	/s/ JOHN NEALE
	Name:	John Neale
	Title:	Sr. VP Finance & Treasurer
Signature Page 1 to Amendment and Waiver to Credit Agreement

BANK OF AMERICA, N.A., as the Lender
By:	/s/ SUGEET MANCHANDA MADAN
	Name:	Sugeet Manchanda Madan
	Title:	Senior Vice President
Signature Page 2 to Amendment and Waiver to Credit Agreement

ANNEX I to Amendment and Waiver
[See attached]
ANNEX I to Amendment and Waiver

For the Quarter/Year ended                                          (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.11 (a) — Consolidated Total Leverage Ratio.

A. Consolidated Funded Indebtedness at Statement Date:	$

B. Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):	$

1. Consolidated Net Income for Subject Period:	$

2. Consolidated Interest Charges for Subject Period:	$

3. Provision for income taxes (net of credits) for Subject Period:	$

4. Depreciation expenses for Subject Period:	$

5. Amortization expenses for Subject Period:	$

6. Financial Accounting Standard 123R and 142 goodwill impairment charges incurred for Subject Period not representing cash items in Subject Period or future period:	$

7. Consolidated EBITDA (Lines I.B.1 + 2 + 3 + 4 + 5 + 6):	$

C. Consolidated Total Leverage Ratio (Line I.A ÷ Line I.B.7):		_____ to 1

Maximum Permitted:		1.50:1.00

II. Section 7.11 (b) — Consolidated Fixed Charge Coverage Ratio.

A. Consolidated EBITDA for Subject Period (Line I.B.7):	$

B. Capital Expenditures for Subject Period:	$

C. Consolidated Interest Charges for Subject Period:	$

D. Scheduled principal and interest payments for Indebtedness for Subject Period:	$

E. Current portion of long term debt (excluding Obligations) at Statement Date:	$

F. Consolidated Fixed Charge Coverage Ratio ((Lines II.A - B) ÷ (Lines II.C + D + E)):		_____ to 1

C-3

Minimum Permitted:

Fiscal Quarter Ending:	Minimum Ratio:

January 31, 2008 through January 31, 2009	2.00:1.00

February 1, 2009 through October 31, 2009	1.30:1.00

Thereafter	1.50:1.00

III. Section 7.11 (c) — Consolidated Liquidity Ratio.

A. Cash and cash equivalents at Statement Date:	$

B. Trade accounts receivable net of doubtful or uncollectible accounts at Statement Date:	$

C. Current liabilities (excluding deferred revenues) at Statement Date:	$

D. Total Outstandings (excluding current liabilities) at Statement Date:	$

E. Consolidated Liquidity Ratio ((Lines III.A + B) ÷ (Lines III.C + D)):		_____ to 1

Minimum Permitted:		1.30:1.00

IV. Section 7.11 (d) — Minimum Consolidated EBITDA.

A. Consolidated EBITDA for Subject Period (Line I.B.7):	$

Minimum Permitted:		$5,000,000.

C-4

For the Quarter/Year ended                                          (“Statement Date”)
SCHEDULE 3
to the Compliance Certificate
($ in 000’s)
Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Agreement)

Twelve
	Quarter	Quarter	Quarter	Quarter	Months
Consolidated EBITDA	Ended	Ended	Ended	Ended	Ended

Consolidated Net Income

+ Consolidated Interest Charges

+ income taxes (net of credits)

+ depreciation expense

+ amortization expense

+ Financial Accounting Standard 123R and 142 goodwill impairment charges (non-cash items)

= Consolidated EBITDA

C-5